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                                                                   EXHIBIT 10.11

                           MANHATTAN ASSOCIATES, LLC

                                  Option Plan

                                   Article I
                                    GENERAL

     1.1 PLAN PURPOSE. The purpose of the Manhattan Associates, LLC Option Plan (the "Plan") is to promote the interests of Manhattan Associates, LLC (the "Company") by providing for the grant of Options to: (i) Key Employees, in order to secure and retain employees of outstanding ability by making it possible to offer them an increased incentive to join or continue in the service of the Company, and to increase their efforts for its welfare by participating in the ownership and growth of the Company, (ii) Managers and Consultants, in order to provide such parties with a stake in the future of the Company that corresponds to that of the Company's Shareholders, and (iii) such other persons who need not be Key Employees, Managers, Consultants, or employees of the Company, but who the Committee determines in its sole discretion are important to the Company's culture or success.

     1.2 DEFINITIONS. Each term set forth in this Section shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular, and reference to one gender shall include the other gender.

          (a) "Affiliate" means a person or entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company;

          (b) "Board" means the Board of Managers of the Company;

          (c) "Change in Control" means a sale or transfer (other than as security for the Company's obligations) of title to all of the computer software as well as the other material assets of the Company having a combined value of more than ninety percent (90%) of the total value of all the assets of the Company, as determined on the date of sale or transfer. A Change in Control shall not be deemed to occur merely upon the conversion of the Company to a corporation or other entity, whether by contribution of the Company's assets, merger or otherwise, if upon the conversion the ownership of the Company's equity interests remains in the hands of those who were Shareholders immediately preceding the conversion;

          (d) "Code" means the Internal Revenue Code of 1986, as amended;

          (e) "Committee" means the Compensation Committee of the Board;

          (f) "Consultant" means an outside contractor who is not an employee of the Company and who has rendered valuable service to the Company;

          (g) "Continuous Service" means a designated period, following the grant of an Option, as set forth in the Option Agreement, during which the Optionee has been on the payroll of the Company performing services for the Company, a Parent, or a Subsidiary, as determined by the Board;
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          (h) "Exercise Event" means an event that triggers the right of an
Optionee to exercise the Option, as described in Section 2.1(c);

          (i) "Exercise Price" means the price at which a Share subject to an Option may be purchased upon the exercise of the Option, as set forth in the Option Agreement pursuant to the provisions of Section 2.1(a);

          (j) "Fair Market Value" means, at any time and from time to time, the quotient of: (a) the fair market value of the Company as of the date immediately prior to the relevant event, as determined in good faith by the Board, divided by (b) the total number of Shares outstanding on the applicable date. In making the determination of the Fair Market Value pursuant to this Subsection, the Board shall assume that fair market value of the Company is equal to the amount which would be paid in cash for the purchase of all the Shares of the Company, as a going concern, by an unaffiliated third party financial buyer, and may take into account such additional factors as may be relevant to such valuation, including without limitation, the absence of a trading market for the Shares, the minority status of the Shares, and such other facts and circumstances as may be material;

          (k) "Initial Public Offering" means the closing of the first underwritten firm commitment offering of Shares following the declaration of effectiveness of a registration statement for such Shares by the Securities and Exchange Commission under the Securities Act of 1933, as amended (excluding any registration statement solely covering an employee benefit plan or corporate reorganization);

          (l) "Key Employee" means any person in the regular employment of the Company who is designated a Key Employee by the Committee referred to in Section 1.3, and is or is expected to be primarily responsible for the management, growth, or supervision of some part or all of the business of the Company. The power to determine who is and who is not a Key Employee is reserved solely for the Committee;

          (m) "Key Person" means an individual who is not a Key Employee, Consultant, Manager or employee of the Company, who is determined by the Committee, in its sole discretion, to be important to the Company's culture or success;

          (n) "Manager" means a member of the Board;

          (o) "Operating Agreement" means the Operating Agreement of Manhattan Associates, LLC, effective as of December 31, 1995, as may be amended from time to time;

          (p) "Option" means an option to purchase Shares pursuant to the terms of the Plan;

          (q) "Option Agreement" means an agreement signed by the Company and the Optionee evidencing the terms and conditions of the grant of an Option;

          (r) "Optionee" means a Key Employee, Consultant, Manager or Key Person to whom an Option is granted under the Plan;

          (s) "Option Repurchase Price" means the price which the Company pays for the repurchase of any Option, which shall be equal to the Fair Market Value of Option Shares subject to repurchase, less the Exercise Price for said Shares set forth in the Option Agreement;

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          (t) "Option Repurchase Right" means the right of the Company to repurchase any or all of the Options of an Optionee, as set forth in Section 2.1(g) of this Plan;

          (u) "Share" means an ownership interest in the Company which serves as a basis for determining a Shareholder's share of the net profits and losses, distributions of the Company's assets, and voting rights of Shareholders, or, if the Company is restructured or recapitalized as a corporation, a share of the common stock of the Company;

          (v) "Shareholder" means an owner of Shares;

          (w) "Term" means the period during which a particular Option may be exercised as determined by the Committee and as provided in the Option Agreement;

          (x) "Terminated with Cause" means that an Optionee's relationship with the Company has been terminated as the result of the Optionee's (i) knowing and willful misconduct with respect to the business and affairs of the Company; (ii) material violation of any policy of the Company relating to ethical business conduct or practices or fiduciary duties; (iii) willful neglect of reasonable assigned duties or knowing failure to act which adversely affects the business and affairs of the Company; (iv) material breach of any provision of any written employment or other agreement between the Company and the Optionee which is not remedied within seven (7) days after Employee's receipt of notice thereof; (v) commission of a felony or an illegal act involving moral turpitude or fraud or the Optionee's dishonesty which may be expected to have a material adverse effect on the Company; or (vi) failure to comply with directives of an officer of the Company or the Board of Managers regarding the duties and responsibilities of the Optionee's employment or other relationship with the Company, if not remedied within seven (7) days after the Optionee's receipt of notice thereof;

          (y) "Termination Date" means the day on which an Optionee's relationship with the Company is terminated. The Termination Date of an Optionee who dies or is disabled shall be the date of death or the date of disability, as determined by the Committee in its sole discretion. In the absence of death or disability, the Termination Date of a Key Employee shall be the last date for which he or she receives a regular wage or salary payment. In the absence of death or disability, a Consultant's, Manager's or Key Person's relationship with the Company shall be deemed to terminate as of the Termination Date determined by the Committee in its sole discretion. Any questions regarding the fact or date of occurrence of a Termination Date shall be resolved by the Committee, in its sole judgment;

          (z) "Vested" means, with respect to all or a portion of the Shares subject to an Option, that the Optionee has successfully completed Continuous Service for the periods set forth in the Option Agreement. Shares subject to an Option which is Vested (sometimes referred to as "Vested Options") shall be exercisable by the Optionee in accordance with the provisions of Section 2.1(c).

     1.3 ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee appointed by the Board consisting of at least two (2) members from the Board. Subject to the control of the Board and the terms of the Operating Agreement, the Committee shall have the power to interpret and apply the Plan and to make regulations for carrying out its purpose. More particularly, subject to the terms of the Operating Agreement, the Committee shall determine which Key Employees, Consultants, Managers and Key Persons shall be awarded Options under the Plan, the number of Shares subject to each Option, the price per Share under each Option, the Term of each Option, and any restrictions on the exercise of each Option. Determinations by the Committee under the Plan (including, without limitation, determinations of the person to receive Options, the form, amount and timing of such Options, and the terms and provisions

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of such Options and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options under the Plan, whether or not such persons are similarly situated. In the event the Board fails or elects not to appoint a Committee, or chooses to disband or abolish a Committee once appointed, the Board shall administer the Plan.

     1.4 SHARES SUBJECT TO THE PLAN. The total number of Shares that may be purchased pursuant to Options under the Plan shall not exceed two million five hundred thousand (2,500,000) Shares. Except as provided in Section 1.7, Shares subject to the Options which terminate or expire prior to exercise shall be available for future Options. Shares issued pursuant to the Plan may be either unissued Shares or Shares which have been reacquired by the Company.

     1.5 SHARE ADJUSTMENTS; MERGERS. Notwithstanding Section 1.4, in the event the outstanding Shares are increased or decreased or changed into or exchanged for a different number or kind of interest or other securities of the Company or of any other entity by reason of any merger, sale, consolidation, liquidation, recapitalization, reclassification, split up, combination, or dividend, the total number of Shares reserved under the Plan as set forth in Section 1.4 shall be proportionately and appropriately adjusted by the Committee, but only to the extent necessary to reflect changes in outstanding Options. If the Company continues in existence, the number and kind of interests that are subject to any Option and the option price per unit of such interests shall be proportionately and appropriately adjusted without any change in the aggregate price to be paid therefor upon exercise of the Option. If the Company will not remain in existence or substantially all of its Shares will be purchased by a single purchaser or group of purchasers acting together, then the Committee may: (i) declare that all Options shall terminate thirty (30) days after the Committee gives written notice to all Optionees of their immediate right to exercise all Options then outstanding (without regard to limitations on exercise otherwise contained in the Options); (ii) declare that all Options shall terminate thirty
(30) days after the Committee gives written notice to all Optionees of their immediate right to exercise all vested Options then outstanding (without regard to limitations on exercise, other than vesting requirements, otherwise contained in the Options); (iii) notify all Optionees that all Options granted under the Plan shall apply with appropriate adjustments as determined by the Committee to the securities of the successor corporation to which holders of the numbers of Shares subject to such Options would have been entitled; (iv) notify Optionees that the Company has elected to exercise its Option Repurchase Rights under
Section 2.1(g); or (v) some combination of aspects of (i), (ii), (iii) or (iv). The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding. Any fractional Shares resulting from any of the foregoing adjustments under this Section shall be disregarded and eliminated.

     1.6 OPTIONS AND SHARES SUBJECT TO OPERATING AGREEMENT. The grant or issuance of any Options or Shares pursuant to the Plan, and the terms and conditions of such Options or Shares, shall be subject to the terms and conditions of the Operating Agreement applicable to Shares.

     1.7 DISSOLUTION OR TERMINATION OF THE COMPANY. In the event the Company dissolves pursuant to the Georgia Limited Liability Company Act (O.C.G.A. (S) 11-14-100, et seq.), this Plan and all Options granted under the Plan shall terminate and cease to be effective as of the date of dissolution, and shall be of no further force or effect. Upon Dissolution, no Optionee shall be entitled to any rights or benefits, including distributions, with respect to any Options or Shares granted or issued under the Plan. Notwithstanding the foregoing, an Option shall not terminate upon the conversion of the Company to a corporation or other entity, whether by contribution of the Company's assets, merger or otherwise, if upon the conversion the ownership of the Company's equity

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interests remains in the hands of those who were shareholders immediately preceding the conversion.

     1.8 CHANGE IN CONTROL. Upon the occurrence of a Change in Control, all Options, whether Vested or non-Vested, shall immediately become fully Vested and exercisable as set forth in Section 2.1(c).

     1.9 NOTIFICATION OF EXERCISE. Options shall be exercised by written notice directed to the Secretary of the Company at the principal executive offices of the Company. Such written notice shall be accompanied by the payment required pursuant to Section 2.1(d).

                                   ARTICLE II
                        TERMS AND CONDITIONS OF OPTIONS

     2.1 GENERAL PROVISIONS REGARDING OPTION AGREEMENTS. All Options shall be evidenced by Option Agreements in such form as the Committee shall approve from time to time, and shall contain the following provisions set forth below.

          (a) Exercise Price. The Exercise Price of the Option shall be determined by the Committee at the time the Option is granted.

          (b) Term. Each Option granted by the Committee shall have a designated Term, not to exceed ten (10) years, and the Term shall be described in the Option Agreement evidencing the Option.

          (c) Exercise. An Option shall be exercisable only upon the occurrence of an Exercise Event, which shall be the earliest to occur of the following:
(1) a Change in Control, at which time all outstanding and unexercised Options shall be deemed to be fully Vested; (2) the date which is nine (9) years and six
(6) months following the date of the respective Option grant; or (3) to the extent Vested, upon the occurrence of an Initial Public Offering or whenever more than fifty percent (50%) of the issued and outstanding Shares are acquired by persons who are not Shareholders or Affiliates in a single transaction or series of transactions occurring over a period of thirty (30) consecutive days.

          (d) Payment. Payment for Shares as to which an Option is exercised shall be made in such manner and at such time or times as shall be provided in the Option Agreement, which may include, in the Committee's sole discretion, cash, Shares which were previously acquired by the Optionee and held for a period of not less than six (6) months, cancellation of indebtedness, a promissory note, or any combination thereof. The Fair Market Value of the surrendered Shares as of the date of exercise shall be determined in valuing Shares used in payment for Options.

          (e) Termination of Options. An Optionee's Option shall expire and be of no further force and effect immediately upon the earliest to occur of the following:

              (i) the Termination Date, when the Optionee's employment or other relationship with the Company has been Terminated with Cause;

              (ii)  the expiration of the Term;

              (iii)  the dissolution or liquidation of the Company;

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              (iv) the date which is ten (10) years following the date on which the Option was granted;

              (v) the date which is sixty (60) days following the death or disability of an Optionee (disability to be determined by the Committee in its sole discretion); or

              (vi) the date of Option termination as described by the Committee in the exercise of the Company's rights pursuant to Section 1.5.

An Option which has not been exercised upon its termination shall be void and unexercisable

          (f) Termination of Employment or Other Relationship with the Company. Upon the termination of an Optionee's employment or other relationship with the Company, any Option or unexercised portion of an Option which is not Vested shall be forfeited and be void and unexercisable. Any Vested Option, and any unexercised portion of a Vested Option, belonging to an Optionee whose employment or other relationship with the Company is Terminated with Cause shall be forfeited immediately upon the Termination Date and shall be void and unexercisable.

          (g) Company's Option Repurchase Rights. As a condition to each grant of an Option under the Plan, each Optionee grants to the Company the right and option to purchase the Option granted, at any time prior to an Initial Public Offering or a Change in Control, at a price equal to the Option Repurchase Price for all Vested Shares subject to the Option grant. The Company may exercise its call right under this Subsection at any time by providing written notice to the Optionee, and the Optionee agrees that, within ten (10) days of receipt of such notice, Optionee shall deliver to the Company his Option Grant Certificate and such other documents as may be reasonably requested by the Company in connection with the exercise of the call right hereunder, at the time and place for closing set by the Company. The Option Repurchase Price shall be payable, at the option of the Company or its assignee, (i) by check, (ii) by cancellation of all or a portion of any outstanding indebtedness of Optionee to the Company or such assignee, (iii) by delivery of a promissory note of the Company (or assignee) payable in equal annual installments over a four (4) year period from the date of repurchase at a per annum interest rate equal to the prime rate as announced by the Company's principal bank as of the date of the exercise of the Company's Option Repurchase Right or, if the Company has no principal bank, that rate announced, as of the date of exercise of the Company's Option Repurchase Right, by the Wall Street Journal as the prevailing "prime rate" of interest per annum, or (iv) by any combination of the above.

          (h) Termination of Option Repurchase Rights. All Option Repurchase Rights in favor of the Company as set forth in this Section 2.1 shall terminate as to any Options upon the first to occur of an Initial Public Offering or a Change in Control.

          (i) Nontransferability. No Option granted under the Plan shall be transferable. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee.

          (j) Eligibility. No Key Employee, Key Person, Consultant or Manager shall have the right to be granted any Option pursuant to the Plan merely as a result of his or her status as an Key Employee, Key Person, Consultant or Manager of the Company.

     2.2 ADDITIONAL PROVISIONS. Each Option Agreement may contain such other terms and conditions not inconsistent with the provisions of the Plan or the Operating Agreement as the Committee may deem appropriate from time to time, including, but not limited to, a cash award for any federal tax

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liability suffered by the Optionee upon the grant and/o r exercise of the
Option, acceleration of the vesting period, and termination of any unexercised Option after an acceleration of the vesting period.

                                  ARTICLE III
                             ADDITIONAL PROVISIONS

     3.1 SHAREHOLDER APPROVAL. The Plan will be submitted for the approval of the Shareholders of the Company at the first annual meeting of Shareholders held subsequent to the adoption of the Plan, or at a special meeting, whether in person or via telephone, or by written consent, all as provided in the Operating Agreement, and in all events within one (1) year of its approval by the Board.

     3.2 COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable Federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

     3.3  AMENDMENTS.    The Board may amend or discontinue the Plan at any
time. Other than as expressly permitted under the Plan or the Option Agreement, no outstanding Option may be revoked or altered in a manner unfavorable to the Optionee without the consent of the Optionee.

     3.4 NO RIGHTS AS SHAREHOLDER. No Optionee shall have any rights as a Shareholder with respect to any Share subject to his or her Option prior to the date of issuance to him or her of a certificate or certificates for such Shares.

     3.5 WITHHOLDING. Whenever the Company proposes or is required to issue or transfer Shares under the Plan, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any Federal, state or local withholding tax liability prior to the delivery of any certificate or certificates for such Shares. Whenever under the Plan payments are to be made in cash, such payments shall be made net of an amount sufficient to satisfy any Federal, state, or local withholding tax liability.

     3.6 CONTINUED EMPLOYMENT NOT PRESUMED. This Plan and any document describing this Plan and the grant of any Option hereunder shall not give any Optionee or other employee a right to employment or continued employment by the Company or affect the right of the Company to terminate the employment of any such person with or without cause.

     3.7 EFFECTIVE DATE; DURATION. The Plan shall become effective as of January 1, 1997, subject to Shareholder approval pursuant to Section 3.1, and shall expire on January 1, 2007. No Options may be granted under the Plan after January 1, 2007, but Options granted on or before that date may be exercised according to the terms of the Option Agreements and shall continue to be governed by and interpreted consistent with the terms hereof.

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